                                                                    EXHIBIT 10.8

                       AGREEMENT OF SETTLEMENT AND RELEASE

         THIS AGREEMENT OF SETTLEMENT AND RELEASE (hereinafter, the "Agreement") is made and entered into by and between CytRx Corporation, a Delaware corporation ("CytRx"), on the one hand, and Corporate Capital Group International Ltd., Inc ("CCGI") and Peter Simone ("Simone"), President of CCGI, on the other hand, subject to approval by the Board of Directors of CytRx.

                                    RECITALS

          This Agreement is made with reference to the following facts:

         A. On or about July 20, 2002, CytRx and Corporate Consulting International Group ("CCIG") entered into a Consulting/Engagement Agreement ("First Consulting Agreement") for consulting services. A form of the Consulting Agreement is attached hereto as Exhibit A. In exchange for CCIG's services, CCIG was to receive, among other things, six (6) monthly installments of $10,000.00 and warrants to purchase 250,000 shares of common stock of CytRx at an exercise price of $0.58 per share. A copy of the Warrant to Purchase Common Stock, dated as of July 20, 2002 ("First Warrant"), is attached hereto as Exhibit B.

         B. On or about February 21, 2003, CytRx and CCGI entered into a subsequent Consulting/Engagement Agreement (the "Effective Consulting Agreement") for CCGI's consulting services for a period of eight (8) months. A true and correct copy of the Effective Consulting Agreement is attached hereto as Exhibit C. In exchange for CCGI's services, CCGI was to receive eight (8) monthly installments of $10,000.00 and a five-year warrant to purchase 675,000 shares of common stock of CytRx at an exercise price of $0.20 per share, with piggyback registration rights being issued upon signing of the Effective Consulting Agreement. A copy of the Warrant to Purchase Common Stock, dated as of February 21, 2003 (the "Effective Warrant"), is attached hereto as Exhibit D. In addition, by means of the Effective Consulting Agreement, CytRx and CCIG agreed to and did cancel the First Warrant.

         C. CCGI contends that the Effective Consulting Agreement is enforceable according to its terms. CytRx contends that, due to certain recent events involving Simone, the Effective Consulting Agreement and the Effective Warrant are unenforceable for reasons including, but not limited to, failure of consideration, impossibility and/or frustration of purpose.

         D. CytRx, on the one hand, and CCGI and Simone, on the other hand, have agreed to settle and compromise their differences regarding the Effective Consulting Agreement and the Effective Warrant, without in any way, admitting liability or responsibility by either of them to the other. By this Agreement, the parties intend to memorialize the terms of such compromise and settlement.

                              AGREEMENT AND RELEASE

         In consideration of the undertakings contained in this Agreement, and other good, valuable and sufficient consideration, the parties hereto agree as follows:

         1. No Admission Of Liability/No Prevailing Party. This Agreement does not constitute an admission by any party of liability or responsibility to the other. It is acknowledged that that each party's promises, covenants, and releases set forth herein is in consideration of this Agreement and is given for the purpose of avoiding the costs and expenses of legal proceedings.

         2. Consideration. As consideration for this settlement, the parties have agreed to the following:

              a. Payment In Satisfaction. Upon full execution of this Agreement,
CytRx shall pay CCGI the lump sum of forty-thousand dollars ($40,000.00) in full satisfaction of any and all obligations (whether existing, remaining, conditional or otherwise) of CytRx to CCGI under the Effective Consulting Agreement.

              b. The Effective Warrant. CCGI and CytRx agreed that the Effective Warrant is hereby modified ("Modified Warrant"), such that CCGI retains the rights to purchase five-hundred thousand (500,000) shares of CytRx stock, and that CCGI's rights, if any, to purchase the remaining one hundred seventy-five thousand (175,000) shares of CytRx stock are permanently and forever extinguished. In addition, the parties hereto agree as follows:

                  (i) Amendment of Registration Statement. The Registration Statement filed by CytRx on June 30, 2003 will be amended by CytRx to include the five-hundred thousand (500,000) shares issuable upon exercise of the Modified Warrant. (The date on which this Registration Statement becomes effective with the Securities and Exchange Commission is hereinafter referred to as the "Effective Date".)

                  (ii) Assignment. The Modified Warrant shall be assigned to Nixon Peabody LLP ("Nixon Peabody") with CytRx's written consent, effective as of July 28, 2003, and Nixon Peabody shall be the record and beneficial owner of the Modified Warrant.

                  (iii) Exercise. After said amendment of the Registration Statement, any shares issuable upon exercise of the Modified Warrant may be sold by Nixon Peabody only as follows:

                  (a) One-third (?) of the shares may be sold at any time following the Effective Date;

                  (b) An additional one-third (?) of the shares may be sold at any time following ninety (90) days after the Effective Date; and



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

                  (c) The final one-third (?) of the shares may be sold at any time following one hundred and eighty (180) days after the Effective Date.

                  (iv) As more fully set forth in Paragraph 3 herein, and subject to the requirements of this Paragraph 2 and Paragraph 5, CCGI and CytRx release each other from any further performance of the Effective Consulting Agreement.

         3. Releases.

              a. Release By CCGI and Simone. For and in consideration of the mutual promises, covenants, and releases set forth herein, CCGI and Simone do hereby for themselves, and for each of their predecessors, successors, past and present assigns, officers, directors, shareholders, employees, attorneys, agents, subsidiaries, parent companies, affiliates, (but not including BS, Jr. Inc.), accountants, spouses, heirs and representatives, if any, release and absolutely discharge CytRx and CytRx's respective past and present officers, directors, shareholders, employees, predecessors, successors in interest, attorneys, agents, assigns, subsidiaries, parent companies, affiliates, accountants and representatives, and each of them, (the "Released CytRx
Parties") from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, accounts, accountings, reckonings, costs, and expenses (including, but not limited to, attorneys' fees and costs), damages, liens, judgments, actions and causes of action, of every kind and nature whatsoever, at law or in equity, known or unknown, suspected or unsuspected, which CCGI and/or Simone ever had, or now has against CytRx and/or the Released CytRx Parties, which arise out of, or are in connection with, the First Consulting Agreement, the First Warrant, the Effective Consulting Agreement, the Effective Warrant, and any other past or present agreement between the parties, with the exception of the parties' rights and obligations under this Agreement.

              b. Release By CytRx. For and in consideration of the mutual promises, covenants, and releases set forth herein, CytRx does hereby for itself, and for its predecessors, successors, assigns, past and present assigns, officers, directors, shareholders, employees, attorneys, agents, subsidiaries, parent companies, affiliates, accountants and representatives, if any, release and absolutely discharge CCGI and Simone, and each of their respective past and present officers, directors, shareholders, employees, predecessors, successors in interest, attorneys, agents, assigns, subsidiaries, parent companies, affiliates (but not including BS, Jr. Inc.), accountants and representatives, and each of them, (the "Released CCGI Parties") from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, accounts, accountings, reckonings, costs, and expenses (including, but not limited to, attorneys' fees and costs), damages, liens, judgments, actions and causes of action, of every kind and nature whatsoever, at law or in equity, known or unknown, suspected or unsuspected, which CytRx ever had, or now has against CCGI, Simone and/or the Released CCGI Parties, which arise out of, or are in connection with, the First Consulting Agreement, the First Warrant, the Effective Consulting Agreement, the Effective Warrant, and any other past or present agreement between the parties, with the exception of the parties' rights and obligations under this Agreement.

              c. Subject to the scope of the foregoing, the parties expressly understand and agree that this Agreement fully releases and resolves the matters released and discharged in Paragraphs 3a and 3b, including those which may be unknown, unanticipated and/or unsuspected, and, upon the advice of legal counsel, hereby expressly waive all benefits under California Civil Code Section 1542, as well as under any other statutes or common law principles of similar effect, to the extent that such benefits may contravene the release set forth in this Paragraph. The parties hereby acknowledge that they have read and understood Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         4. Representations And Warranties. The parties represent and warrant to and agree with each other as follows:

              a. Each party has received independent legal advice from attorneys of its choice with respect to the advisability of entering into this Agreement and of giving any release by such Agreement.

              b. In connection with the execution of this Agreement or the making of the settlement provided for herein, no party to this Agreement has relied upon any statement, representation or promise of any other party not expressly contained herein.

              c. This Agreement contains the entire agreement of the parties hereto. There are no agreements or understandings between the parties hereto relating to the matters and releases referred to in this Agreement other than as set forth in this Agreement.

              d.  All  parties   hereto  and  their   counsel   have  made  such
investigation of the facts pertaining to the releases contained herein as they deem necessary.

              e. The terms of this Agreement are contractual and are the result of negotiation among the parties. Each party has cooperated in the drafting and preparation of this Agreement. This Agreement is the final written expression and the complete and exclusive statement of all of the agreements, conditions, promises, representations and covenants between the parties with respect to the subject matter of this Agreement. This Agreement replaces and supersedes all prior, former or contemporaneous agreements, negotiations, understandings, representations, discussions or warranties between and among the parties, their respective representatives, and any other person or entity, with respect to the subject matter of this Agreement. In any construction to be made of this Agreement, the same shall not be construed against any party, and the canon of contractual interpretation set forth in California Civil Code Section 1654 shall not be applied.

              f. This Agreement has been carefully read by each of the parties and the contents thereof are known and understood by each of the parties. This Agreement is signed freely by each party executing it.

         5. Certain Conduct Related to CytRx.

              a. CCGI and Simone each represent and warrant that neither CCGI nor Simone violated any state or federal criminal laws or securities laws in connection with CCGI's performance, if any, under the First Consulting Agreement and CCGI's performance under the Effective Consulting Agreement. CCGI and Simone hereby acknowledge and agree that the lack of any such violation is material to this Agreement.

              b. The term "Certain Conduct," as utilized in paragraph 5c., below, shall mean any act or conduct by CCGI and/or Simone related to CytRx for which CCGI and/or Simone are found to be (i) guilty (whether by plea, verdict or otherwise) under any criminal law or securities laws; and/or (ii) liable under any civil securities laws.

              c. Notwithstanding any provision in this Agreement to the contrary, in the event that CCGI and/or Simone have engaged in Certain Conduct, then: (a) CCGI shall return the $40,000.00 payment identified in Paragraph 2a above; (b) CCGI and Simone shall pay over to CytRx an amount equal to the proceeds of any exercise of rights under the Modified Warrant; (c) any rights remaining under the Modified Warrant shall be cancelled; and (d) CytRx shall have the right, but not the duty, to declare CCGI and/or Simone in breach of this Agreement, upon which declaration the parties releases shall be deemed void and shall be of no effect whatsoever, and, upon CytRx declaring a breach, the parties shall be free to bring any and all claims and assert any and all defenses that they might have against one another.

         6. Modifications. This Agreement may not be amended, canceled, revoked or otherwise modified except by written agreement subscribed by all of the parties to be charged with such modification.

         7. Severability. In the event any provision of this Agreement shall be held to be void, voidable or unenforceable, the remaining provisions shall remain in full force and effect.

         8. Governing Law. This Agreement shall be construed in accordance with, and be governed by, the laws of the State of California.

         9. Warranty Of Authority. Each party or attorney whose signature is affixed hereto in a representative capacity represents and warrants that he or she is authorized to execute this Agreement on behalf of and to bind the entity on whose behalf his or her signature is affixed. In the event that there is a breach of any representation or warranty of authority to execute this Agreement, the parties shall indemnify and hold harmless one another from any and all loss or damage, including reasonable attorneys' fees, incurred as result of the breach of such representation and warranty.

         10. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument. Facsimile signatures on this Agreement, or any counterpart of this Agreement, shall have the same force and effect as original signatures.



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

         11. Attorneys' Fees. All parties hereto agree to pay their own costs and attorneys' fees except that, in the event any action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, arising out of a breach of this Agreement, involving claims within the scope of the releases contained in this Agreement, or pertaining to a declaration of rights under this Agreement, the prevailing party shall recover its reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

         12. Further Instruments. The parties shall execute and deliver further instruments, documents or papers and shall perform all acts necessary or proper to carry out and effectuate the terms of this Agreement as may be required by the terms of the Agreement or as may be reasonably requested by any party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below.

DATED:              8/8            , 2003  CYTRX CORPORATION
       ----------------------------


                                           By: /s/ Steven A. Kriegsman
                                           ----------------------------------
                                           Its: Chief Executive Officer
                                           ----------------------------------

DATED:                            , 2003   /s/ Peter Simone
      ----------------------------         ------------------------
                                           PETER SIMONE
                                           ----------------------------------


DATED:                            , 2003   CORPORATE CAPITAL GROUP
      ----------------------------         INTERNATIONAL LTD, INC.


                                           By:   /s/ Peter Simone
                                           ----------------------------------
                                           Its:         President
                                           ----------------------------------




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

APPROVED AS TO FORM:

DATED:    8/4         , 2003       NIXON PEABODY LLP
      ----------------

                                   By: /s/  Steven N. Fuller
                                       ---------------------------------
                                       Steven N. Fuller
                                       Attorneys for Corporate Capital Group
                                       International Ltd., and Peter Simone


DATED:   8/11         , 2003       TROY & GOULD
      ----------------             Professional Corporation


                                   By: /s/ Russ M. Fukano
                                       ---------------------------------
                                       Russ M. Fukano
                                       Attorneys for CytRx Corporation




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